Exhibit 99.1 Certification of Chief Executive Officer and Treasurer

                      PRIME HOLDINGS AND INVESTMENTS, INC.

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Prime Holdings and Investments, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Visendi, Chief Executive Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        By: /s/ John Visendi
                                           -------------------------------------
                                           John Visendi,
                                           Chief Executive Officer and Treasurer
                                           (Principal Accounting Officer)

October 2, 2003

A signed original of this written statement required by Section 906 has been provided to Prime Holdings and Investments, Inc. and will be retained by Prime Holdings and Investments, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.